AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 1995
                                                            REGISTRATION NO. 33-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              EASTGROUP PROPERTIES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 MARYLAND                            13-2711135
    (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                 (601) 354-3555
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         DAVID H. HOSTER II, PRESIDENT
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                 (601) 354-3555
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                            JOSEPH P. KUBAREK, Esq.
                          Jaeckle, Fleischmann & Mugel
                            800 Fleet Bank Building
                               12 Fountain Plaza
                            Buffalo, New York 14202
                                (716) 856-0600

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. [X]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


                                                  CALCULATION OF REGISTRATION FEE
                                                                                Proposed            Proposed
                                                            Amount               Maximum            Maximum         Amount of
      Title of Each Class of Securities to be               to be            Aggregate Price       Aggregate       Registration
                    Registered                            Registered          Per Share(1)     Offering Price(1)       Fee
Shares of Beneficial Interest, $1.00 par value
per share . . . . . . . . . . . . . . . . . . . .         1,700,000 shares       $21.00          $35,700,000.00     $12,310.32

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Registrant's Shares, as reported on the New York Stock Exchange Composite Transactions on December 1, 1995 which was $21.00.

                              EASTGROUP PROPERTIES

                         DISTRIBUTION REINVESTMENT PLAN
                    1,700,000 SHARES OF BENEFICIAL INTEREST


    The Distribution Reinvestment Plan (the "Plan") of EastGroup Properties (the "Trust") provides owners of the Trust's shares of beneficial interest, $1.00 par value per share (the "Shares") with a convenient and economical way of investing cash distributions in additional Shares without payment of any brokerage commission, service charge or other expense.

    Participants in the Plan may:

    -- have cash distributions on all of the Shares owned by them automatically reinvested, or

    -- have cash distributions on less than all of such Shares automatically reinvested while continuing to receive the remainder of their cash distributions.

    Shares needed for the Plan shall be purchased from the Trust. The price per Share for the additional Shares purchased with invested distributions will be the average of the high and low sales prices for Shares on the cash distribution payment date as reported in The Wall Street Journal (or if The Wall Street Journal is not published on that date, as reported in The New York Times or by any other appropriate method), (each such source, the "Published Authority"), for New York Stock Exchange Composite Transactions.

    If a shareholder does not wish to participate in the Plan, such shareholder will receive distributions, as declared, by check as usual.

    This Prospectus relates to authorized and unissued Shares of the Trust registered for purchase under the Plan.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS
             NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



               The date of this Prospectus is December 7, 1995.

    No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Trust. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of this Prospectus.


                             AVAILABLE INFORMATION

    The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Trust with the Commission in accordance with the Exchange Act can be inspected and copied at prescribed rates at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission, Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the Shares are listed on the New York Stock Exchange and similar information concerning the Trust can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    The Trust has filed with the Commission a registration statement (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Trust and the Shares, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.
                                        2

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The documents listed below have been filed by the Trust with the Commission and are incorporated herein by reference:

    1.  The Trust's Annual Report on Form 10-K for the year ended
December 31, 1994.

    2. The Trust's Form 10-K/A (Amendment No. 1 to 1994 Form 10-K) dated March 31, 1995.

    3. The Trust's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1995, June 30, 1995 and September 30, 1995.

    4.  The Trust's Form 10-Q/A (Amendment No. 1 to the Quarterly
Report on Form 10-Q for the three month period ended March 31, 1995) dated May 16, 1995.

    All reports and other documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Prospectus from the date of filing of such reports and documents.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in the Registration Statement containing this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of all documents which are incorporated herein by reference (not including the exhibits to such information unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Requests should be directed to EastGroup Properties, Attention: Chief Financial Officer, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201; (601) 354-3555.

                               TABLE OF CONTENTS


The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Description of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Indemnification of Trustees and Officers  . . . . . . . . . . . . . . . . .   12

                                   THE TRUST

    Founded in 1969, EastGroup Properties (the "Trust") is an equity real estate investment trust which owns a balanced portfolio of income producing real estate properties. The Trust's primary emphasis is on industrial properties and garden apartment complexes along with selected office buildings. Geographically, EastGroup is concentrated in the major market areas of the southeastern and southwestern United States with a special emphasis in the states of Florida and Texas. On September 30, 1995, the Trust owned or had an interest in 10 apartment complexes with a total of 1,949 apartment units, 22 industrial properties with a total of 2,474,000 square feet and 3 office buildings with a total of 431,000 square feet.

    The Trust's principal offices are located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, and its telephone number is (601) 354-3555.


                            DESCRIPTION OF THE PLAN

    The following, in question and answer form, is a summary description of the provisions of the Distribution Reinvestment Plan (the "Plan") of the Trust.

PURPOSE
-------
    1. What is the purpose of the Plan? The purpose of the Plan is to provide owners of Shares with a convenient and economical way of reinvesting cash distributions in new Shares at a price equal to market value without payment of any brokerage commission, service charge or other expense. Since new Shares will be purchased from the Trust, the Trust will receive additional funds which will be used to make future acquisitions, to finance capital improvements to Trust properties, to repay indebtedness and for working capital purposes.

ADVANTAGES
----------
    2. What are the advantages of the Plan? Participants in the plan ("Participants") may purchase Shares quarterly with cash distributions on all or part of the Shares owned of record or beneficially by them. (See Questions 4 and 5 for information on who is eligible to participate and how to participate.) The price of Shares purchased with cash distributions will be one hundred percent of the market price (determined as set forth in the response to Question 12.)

       Participants are not required to pay any brokerage commission, service charge or other expense in connection with purchases under the Plan. Full reinvestment of funds is possible under the Plan because the Plan permits fractions of Shares, as well as full Shares, to be purchased for Participants. In addition, distributions on such fractions, as well as on full Shares, will be used to purchase additional Shares for Participants. Participants also avoid the necessity for safekeeping certificates representing the Shares credited to their accounts and have increased protection against loss, theft or destruction of such certificates. Furthermore, underlying certificates for Shares already owned may be deposited by Participants for safekeeping as more fully explained in the answer to Question 17. Regular statements will provide Participants with a record of each transaction. All Share purchases by reinvestment of distributions will be credited to the Participant's account representing certificated and non-certificated Shares subject to the Plan (the "Plan Account").

ADMINISTRATION
--------------
    3. Who administers the Plan? The distribution reinvestment agent, which is currently Society National Bank (the "Agent"), administers the Plan for Participants, keeps records, sends statements of account to Participants and performs other duties relating to the Plan. Shares purchased under the Plan will be registered in the Participant's name and will be credited to the Participant's Plan Account.

ELIGIBILITY AND PARTICIPATION
-----------------------------
    4. Who is eligible to participate? All holders of record of Shares are eligible to participate in the Plan. Beneficial owners whose Shares are registered in names other than their own (for instance, in the name of a broker, bank nominee or other record holder) must either arrange participation with the broker, bank nominee or other record holder or have their Shares transferred into their own names. The Trust reserves the right to refuse to permit a broker, bank nominee or other record holder to participate in the Plan if the terms of such participation would in the Trust's judgment result in excessive cost or burden on the Trust.

       Shareholders who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing such things as taxes, currency and exchange controls, stock registration, foreign investments and related matters.

    5. How does an eligible shareholder become a Participant? In order to participate in the Plan, an eligible shareholder must properly complete the Authorization Form furnished by the Agent and return it to EastGroup Properties, c/o Society National Bank, Attention: Corporate Trust Division, P.O. Box 92564, Cleveland, Ohio 44197. If the Shares of an eligible participant are registered in more than one name (e.g., joint tenants, trustees, etc.), all registered holders must sign the Authorization Form. An Authorization Form and postage-paid envelope are enclosed with this Prospectus and additional forms may be obtained at any time by written or oral request to EastGroup Properties, Attention: Chief Financial Officer, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195.

    6. What does the Authorization Form provide? The Authorization Form provides for the purchase of additional Shares through the following investment options offered under the Plan:

       Full Distribution Reinvestment--Reinvest cash distributions on all Shares owned by a Participant at market price.

       Partial Distribution Reinvestment--Reinvest cash distributions on less than all of the Shares owned by a Participant at market price and continue to receive cash distributions on the other Shares.

       Cash distributions on Shares credited to the Participant's Plan Account are automatically reinvested to purchase additional Shares.

       Shareholders who do not wish to participate in the Plan will receive cash distributions, as declared, by check as usual.

    7. Is partial participation possible under the Plan? A shareholder who desires the distributions on only some full Shares to be reinvested under the Plan may indicate such number of Shares on the Authorization Form under "Partial Distribution Reinvestment." Cash distributions will continue to be made on the remaining Shares.

    8. When may an eligible shareholder join the Plan? If an Authorization Form specifying "Full or Partial Distribution Reinvestment" is properly completed and received by the Agent on or before the record date established for the payment of a particular distribution (the date of each such payment, a "Distribution Payment Date"), reinvestment of distributions will commence with that distribution payment. Distribution Payment Dates normally occur on a business day in the fourth week of March, June, September and December. If the Authorization Form is received by the Agent after the record date established for the payment of a particular distribution, then the reinvestment of distributions will not begin until the Distribution Payment Date following the next record date. Based on the current distribution payment schedule, the dates by which a Participant's Authorization Form should be received are shown below:

  To Invest Distribution           Authorization Form Normally Must Be
   Normally Paid During:          Received By The Record Date On Or About:
  ----------------------          ----------------------------------------
         March                                  March 15
         June                                    June 16
       September                              September 16
       December                                December 16

COSTS
-----
     9. Are there any expenses to Participants in connection with purchases under the Plan? Participants will incur no brokerage commissions, service charges or other expenses for purchases made under the Plan. Participants will be charged a $5.00 service fee in the event of the termination his or her the account, requests for certificates and the safekeeping of certificates (see Questions 13, 17, 18 and 19). Any other costs of administration of the Plan will be borne by the Trust.

PURCHASES
---------
    10. How many Shares will be purchased for Participants? The number of Shares to be purchased will be determined by the amount of the Participant's distributions being reinvested and the price of the Shares. Each Participant's Plan Account will be credited with the number of Shares, including fractional Shares computed to three decimal places, equal to the amount of the distributions to be reinvested divided by the applicable purchase price.

    11. How are Shares purchased under the Plan? At the direction of the Trust, Shares needed for the Plan will be purchased directly from the Trust.

    12. How will the purchase price of Shares be determined? The price of Shares purchased with distribution reinvested cash will be the average of the high and low sales prices of the Shares as reported in the Published Authority for New York Stock Exchange Composite Transactions on the Distribution Payment Date or if Shares are not traded on that day, on the next preceding day on which the Shares have been traded.

    13. Will certificates be issued to Participants for Shares purchased under the Plan? Although the Trust reserves the right at any time to issue certificates for any number of shares in a Participant's Plan Account, Shares purchased under the Plan will be credited to a Participant's Plan Account and will be shown on a Participant's statement of account as noncertificated Shares. Certificates for the Shares purchased pursuant to the Plan will be issued to Participants upon their written request for a fee of $5.00, except that no certificates will be issued for fractional Shares. A Participant requesting a certificate for all the Shares in such Participant's Plan Account will receive cash for the fractional Shares based on the then market value of any fractional Shares.

        Distributions on any Shares remaining in a Participant's Plan Account after issuance of certificates will continue to be reinvested in additional Shares until participation in the Plan is terminated. Distributions on Shares represented by certificates will be paid by check as usual unless and until the Participant submits an Authorization Form to reinvest distributions on such Shares. (See Question 21 for instructions on certificate issuance and Questions 23 and 24 for information on termination of participation in the Plan.)

REPORTS TO PARTICIPANTS
-----------------------
    14. What kind of reports will be sent to Participants in the Plan? As soon as practicable after each Distribution Payment Date, a Participant in the Plan will receive a statement showing the total distribution, amount of the distribution reinvested, the purchase price per Share, the number of Shares purchased, the number of Shares in the Participant's Plan Account, the number of Shares represented by certificates held by the Participant and the total number of Shares owned by the Participant. THESE STATEMENTS ARE A CONTINUING RECORD OF THE COST OF PURCHASES UNDER THE PLAN AND SHOULD BE RETAINED FOR TAX PURPOSES. In addition, each Participant will receive copies of the Trust's annual and other reports to shareholders, proxy statements and income tax information for reporting distributions.

DISTRIBUTIONS
-------------
    15. Will Participants be credited with distributions on Shares held in their Plan Accounts? Participants enrolled in the Plan will have distributions attributable to that number of their Shares with which they have elected to participate in the Plan as of the distribution record date (including all Shares in the Participant's Plan Account) reinvested on the Distribution Payment Date in additional Shares.

SHARE CERTIFICATES
------------------
    16. How may a Participant obtain certificates for Shares purchased under the Plan? A Participant who has purchased Shares under the Plan may obtain certificates for those Shares in such Participant's Plan Account at any time by requesting the Agent in writing to that effect. This notice should be mailed to EastGroup Properties, c/o Society National Bank, Attention: Corporate Trust Division, P.O. Box 92564, Cleveland, Ohio 44197. No certificates will be issued for fractional Shares. A Participant requesting certificates for all the noncertificated Shares held in a Plan Account will receive, in cash, the market value of any fractional Shares. The Trust reserves the right at any time to issue certificates to Participants for any Shares in their Plan Accounts. (See Questions 18 and 19 for information on termination of participation.)

    17. May shares held in certificate form be deposited in a Participant's Plan Account? Yes, whether or not the Participant has previously authorized reinvestment of distributions with respect to those Shares deposited. However, distributions on Shares evidenced by certificates deposited in accordance with the Plan will automatically be reinvested in Shares. The Participant should contact the Agent (see Question 30) for the proper procedure to deposit certificates. Participants will be charged $5.00 for each transaction involving the putting of one or more certificates into safekeeping.

MODIFICATION OR TERMINATION BY A PARTICIPANT
--------------------------------------------
    18. How does a Participant change or terminate participation in the Plan? A Participant may change his or her form of participation in the Plan from partial to total distribution reinvestment, from total to partial distribution reinvestment or may simply change the number of Shares which are enrolled in distribution reinvestment by executing and delivering a new Authorization Form to the Agent (Society National Bank, Attention: Corporate Trust Division, P.O. Box 92564, Cleveland, Ohio 44197). A Participant may terminate participation in the Plan by notifying the Agent in writing to that effect. Notices will be effective only upon receipt by the Agent. Notices to change or discontinue distribution reinvestment received by the Agent on or before any record date for distribution payment will be effective as of that date.

A service charge of $5.00 will be charged by the Agent and deducted from the Participant's Plan Account in the event of termination by the Participant of his or her participation in the Plan. In order to reenter the Plan after termination, a shareholder must complete and submit a new Authorization Form (see Question 8).

        The Agent shall terminate the Participant's Plan Account upon receipt of written notice of the Participant's death or adjudication of incompetency, provided, however, in the event of any such notice, the Agent shall retain all Shares in the Participant's Plan Account until the Participant's legal representative shall have been appointed and furnished proof satisfactory to the Agent of the legal representative's right to receive such Shares.

    19. What happens to the uncertificated Shares held in the Plan Account when a Participant terminates participation in the Plan? A certificate for the Shares held in the Plan Account will be issued to the Participant upon the Participant's written request to the Agent. No fractional Shares will be issued. Participants will receive, in cash, the market value of any fractional Shares (see Question 16). A Participant will be charged a $5.00 service fee in the event of termination (see Question 18).

SALE OF SHARES
--------------

    20. May a Participant request that Shares held in a Plan Account be sold? No. A Participant must terminate the account to the extent of those Shares he or she intends to sell and the Participant is solely responsible for the sale of his or her Shares. (See Questions 18 and 19 for information on termination of participation.)

OTHER INFORMATION
-----------------

    21. What happens if the Trust issues a stock dividend or declares a stock split? Any Shares resulting from a stock dividend or from a stock split with respect to Shares subject to the Plan will be added to the Participant's Plan Account.

    22. How will a Participant's Shares in a Plan Account be voted at a meeting of shareholders? All of a Participant's Shares, both certificated and noncertificated, will be voted by such Participant. For any meeting of shareholders, a Participant will be sent proxy material for that meeting covering all of the Shares which such Participant owns on the record date for the meeting. A Participant may vote all of his or her Shares in person or by proxy.

    23. Can a Participant draw checks or drafts against the Plan Account? The Participant shall have no right to draw checks or drafts against the Participant's Plan Account or to give instructions to the Agent in respect of any Shares held therein except as expressly provided in the Plan.

    24. What are the federal income tax consequences of participation in the Plan? In general, Participants will have the same federal income tax consequences with respect to distributions on their Shares, as any other owner of Shares. A Participant will be treated for federal income tax purposes as having received on each Distribution Payment Date a taxable distribution equal to the fair market value of the Shares purchased (i.e., the amount that would have been received as a cash distribution) plus the cash actually distributed (if any). In the case of those foreign Participants whose distributions are subject to United States federal income tax withholding, the Trust will, to the extent permitted by law, apply an amount equal to the distributions less the amount of tax required to be withheld to the purchase of Shares. The regular statements confirming purchases made for foreign Participants will indicate the amount of tax withheld. Participants in the Plan are urged to consult with their own tax advisors for more specific information.

    25. What provision is made for foreign Participants subject to income tax withholding or other Participants subject to back-up withholding? In the case of both foreign Participants who elect to have their distributions reinvested and whose distributions are subject to United States income tax withholding and other Participants who elect to have their distributions reinvested and who are subject to "back-up" withholding under Section 3406(a)(1) of the International Revenue Code of 1986, as amended (the"Code"), the Agent will invest in Shares an amount equal to the distributions of such Participants reinvested less the amount of tax required to be withheld. The quarterly statements confirming purchases made for such Participants will indicate the net payment reinvested.

        Under Section 3406(a)(1) of the Code, the Trust is required to withhold for United States income tax purposes 31% of all distribution payments to a shareholder of the Trust if (i) such shareholder has failed to furnish to the Trust his or her taxpayer identification number ("TIN"), which for an individual is his or her social security number, (ii) the Internal Revenue Service (the "Service") has notified the Trust that the TIN furnished by the shareholder is incorrect, (iii) the Service notifies the Trust that back-up withholding should be commenced because the shareholder has failed to properly report interest or dividends, or (iv) the shareholder has failed to certify, under penalties of perjury, that he or she is not subject to back-up withholding. Shareholders have previously been requested by the Trust or their broker to submit all information and certifications required in order to exempt them from back-up withholding if such exemption is available to them.

    26. What are the federal income tax consequences of participation in the Plan by an IRA, Keogh Plan, 401(k) Plan, Simplified Pension Account or any corporate employer-sponsored retirement plan? The tax consequences of participation in the Plan by retirement plans differ from those outlined above for individuals. Since the laws and regulations regarding the federal income tax consequences of retirement plan participation are complex and subject to change, a retirement plan considering such participation should consult with its own retirement plan trustees, custodians or tax advisors for specific information.

    27. What is the responsibility of the Trust under the Plan? Neither the Trust, the Agent nor any agent for either, in administering the Plan, is liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of the failure to terminate a Participant's account upon such Participant's death prior to receipt by the Agent of notice in writing of such death, (b) with respect to the prices and times at which Shares are purchased for a Participant, or (c) with respect to any fluctuation in market value before or after any purchase of Shares. Neither the Agent, the Trust nor any agent for either shall have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan. Since the Trust has delegated responsibility for administering the Plan to the Agent, the Trust specifically disclaims any responsibility for any of the Agent's actions or inactions in connection with the administration of the Plan. Neither the trustees, officers or shareholders of the Trust shall have any personal liability under the Plan.

        The Participant should recognize that neither the Trust nor the Agent can provide any assurance of a profit or protection against loss on any Shares purchased under the Plan.

    28. May the Plan be changed or discontinued? Although the Trust hopes to continue the Plan indefinitely, the Trust reserves the right to suspend or terminate the Plan at any time. The Trust also reserves the right to make modifications to the Plan. Participants will be notified of any suspension, termination or modification of the Plan.

        The Trust is authorized to issue such interpretations, adopt such regulations and take such action as it may deem reasonably necessary to effectuate the Plan. Any action to effectuate the Plan taken by the Trust or the Agent in the good faith exercise of its judgment will be binding on Participants.

    29. Are there any limitations to the Trust's obligations under the Plan? The Trust's obligation to offer, issue or sell its Shares under the Plan shall be subject to the Trust's obtaining any necessary approval, authorization and consent from any regulatory authorities having jurisdiction over the issuance and sale of the Shares. The Trust may elect not to offer or sell its Shares under the Plan to shareholders residing in any jurisdiction where, in the sole discretion of the Trust, the burden or expense of compliance with applicable blue sky or securities laws make that offer or sale impracticable or inadvisable.

    30. What law governs the Plan? The terms and conditions of the Plan and its operation shall be governed by the laws of the State of Maryland.

    31. Who answers a Participant's questions or supplies information? Any inquiries or correspondence about the Plan should be addressed as follows:
Society National Bank, Attention: Corporate Trust Division, P.O. Box 92564, Cleveland, Ohio 44197; (216) 813-5745.


                                USE OF PROCEEDS

        The Trust will receive all proceeds from the sale of Shares since they will be purchased by the Agent from the Trust. The proceeds from the sale of Shares will be used for general Trust purposes, including the acquisition of additional properties as suitable opportunities arise, capital improvements to Trust properties, the repayment of indebtedness and working capital.


                                 LEGAL OPINIONS

        Certain legal matters will be passed upon for the Trust by Jaeckle, Fleischmann & Mugel, Buffalo, New York.

                                    EXPERTS

    The consolidated financial statements and schedules of the Trust as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                    INDEMNIFICATION OF TRUSTEES AND OFFICERS

    The Trust's Declaration of Trust, as amended, contains a provision authorizing the Trust to indemnify and hold harmless, to the fullest extent permitted by Maryland law, Trustees and officers involved in an action, suit or proceeding.

    Section 2-418 of the Maryland General Corporation Law (the "Indemnification Statute"), the law of the state in which the Trust is organized, empowers a Trust, subject to certain limitations, to indemnify its officers and Trustees against expenses, including attorneys' fees, judgments, penalties, fines, settlements and expenses, actually and reasonably incurred by them in any suit or proceeding to which they are parties unless the act or omission of the Trustee was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty or the Trustee received an improper personal benefit or, with respect to a criminal action or proceeding, unless they had no reasonable cause to believe their conduct to be unlawful.

    The Trust has entered into an indemnification agreement (the "Indemnification Agreement") with each of its Trustees and officers, and the Board of Trustees has authorized the Trust to enter into an Indemnification Agreement with each of the future Trustees and officers of the Trust. The Indemnification Statute permits a corporation to indemnify its Trustees and officers. However, the protection that is specifically afforded by the Indemnification Statute authorizes other arrangements for indemnification of Trustees and officers, including insurance. The Board has approved and the shareholders have ratified the Indemnification Agreement, which is intended to provide indemnification to the maximum extent allowable by, or not in violation of, or offensive to, any law of the State of Maryland.

    The Indemnification Agreement provides that the Trust shall indemnify a Trustee or officer who is a party to the agreement (the "Indemnitee") if he was or is a party to or otherwise involved in any proceeding by reason of the fact that he was or is a Trustee or officer of the Trust, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. This indemnification shall be provided to the fullest extent permitted by Maryland law. This is similar to the indemnification provided by the Indemnification Statute except that indemnification is not available to the Indemnitee who is adjudged liable on the basis that personal benefit was improperly received or who pays any amount in settlement of a proceeding without the Trust's written consent.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


    The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:


Item                                                                 Amount
----                                                                 ------

SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . .  $12,310.32
New York Stock Exchange Listing Fee . . . . . . . . . . . . . . .    1,500.00
Blue Sky Fees and Expenses. . . . . . . . . . . . . . . . . . . .    3,000.00
Printing and Engraving Costs. . . . . . . . . . . . . . . . . . .    8,000.00
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . .    1,000.00
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . .    8,000.00
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .    1,189.68
                                                                   ----------
    TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $35,000.00
                                                                   ==========


ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

    The Trust's Declaration of Trust contains a provision authorizing the Trust to indemnify and hold harmless, to the fullest extent permitted by Maryland law, Trustees and officers involved in an action, suit or proceeding.

    The Indemnification Statute empowers a Trust, subject to certain limitations, to indemnify its officers and Trustees against expenses, including attorneys' fees, judgments, penalties, fines, settlements and expenses, actually and reasonably incurred by them in any suit or proceeding to which they are parties unless the act or omission of the Trustee was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty or the Trustee received an improper personal benefit or, with respect to a criminal action or proceeding, unless they had no reasonable cause to believe their conduct to be unlawful.

    The Trust has entered into an Indemnification Agreement with each of its Trustees and officers, and the Board of Trustees has authorized the Trust to enter into an Indemnification Agreement with each of the future Trustees and officers of the Trust. The Indemnification Statute permits a corporation to indemnify its Trustees and officers. However, the protection that is specifically afforded by the Indemnification Statute authorizes other arrangements for indemnification of Trustees and officers, including insurance. The Board has approved and the shareholders have ratified the Indemnification Agreement, which is intended to provide indemnification to the maximum extent allowable by, or not in violation of, or offensive to, any law of the State of Maryland.

    The Indemnification Agreement provides that the Trust shall indemnify an Indemnitee if he was or is a party to or otherwise involved in any proceeding by reason of the fact that he was or is a Trustee or officer of the Trust, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. This indemnification shall be provided to the fullest extent permitted by Maryland law. This is similar to the indemnification provided by the Indemnification Statute except that indemnification is not available to the Indemnitee who is adjudged liable on the basis that personal benefit was improperly received or who pays any amount in settlement of a proceeding without the Trust's written consent.


ITEM 16.  EXHIBITS.

Exhibit
Number           Description of Exhibits
-------          -----------------------
4(a)             Restated Declaration of Trust dated December 14, 1971
                 (incorporated by reference to Exhibit 3 of the Registrant's
                 1980 Annual Report on Form 10-K and to Exhibit 20 of the
                 Registrant's May 31, 1981 Quarterly Report on Form 10-Q)

 (b) Amendment to the Restated Declaration of Trust effective as of April 19, 1983 (incorporated by reference to Exhibit 3(b) of the Registrant's 1983 Annual Report on Form 10-K)

 (c) Amendment to Registrant's Restated Declaration of Trust, effective March 20, 1987 (incorporated by reference to Exhibit 3(c) of the Registrant's 1987 Annual Report on Form 10-K)

 (d) Trustees Regulations of the Registrant, as amended (incorporated by reference to Exhibit 3 of the Registrant's 1980 Annual Report on Form 10-K)

 (e) Amendment to Registrant's Trustees Regulations (incorporated by reference to Exhibit 3 of the Registrant's 1980 Annual Report on Form 10-K)

 (f) Amendment to Registrant's Trustees Regulations effective as of April 19, 1983 (incorporated by reference to Exhibit 3(d) of the Registrant's 1983 Annual Report on Form 10-K)

5                Opinion of Jaeckle, Fleischmann & Mugel (filed herewith)

23(a)            Consent of KPMG Peat Marwick LLP (filed herewith)

  (b) Consent of Jaeckle, Fleischmann & Mugel (incorporated by reference to Exhibit 5 hereto)

24               Power of Attorney (contained on signature page)

99 EastGroup Properties Distribution Reinvestment Plan (filed herewith)

ITEM 17.  UNDERTAKINGS.

    The registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jackson, State of Mississippi on December 7, 1995.

                                            EASTGROUP PROPERTIES


                                            By:  /s/ David H. Hoster II
                                               ------------------------------
                                               David H. Hoster II, President

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Leland R. Speed and David H. Hoster II his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities indicated and on the date indicated.


      Signature                         Title                  Date
      ---------                         -----                  ----

/s/ Leland R. Speed        Managing Trustee and Chief      December 7, 1995
-------------------------  Executive Officer (Principal
Leland R. Speed            Executive Officer)



/s/ N. Keith McKey         Executive Vice President,       December 7, 1995
-------------------------  Chief Financial Officer and
N. Keith McKey             Secretary


/s/ Diane W. Hayman        Controller (Principal           December 7, 1995
-------------------------  Accounting Officer)
Diane W. Hayman


/s/ Alexander G. Anagnos   Trustee                         December 7, 1995
-------------------------
Alexander G. Anagnos

      Signature                         Title                  Date
      ---------                         -----                  ----


 /s/ David H. Hoster II      President and Trustee          December 7, 1995
 ------------------------
 David H. Hoster II



 /s/ Harold B. Judell        Trustee                        December 7, 1995
 ------------------------
 Harold B. Judell


                             Trustee                        December 7, 1995
 ------------------------
 David M. Osnos


                             Trustee                        December 7, 1995
 ------------------------
 John N. Palmer



 /s/ H.C. Bailey, Jr.        Trustee                        December 7, 1995
 ------------------------
 H.C. Bailey, Jr.